UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

POLYMEDIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51895	27-0125925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 N. Radnor Chester Road, Suite 300 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (448) 598-2400

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

At the 2008 special meeting (the “Special Meeting”) of stockholders of PolyMedix, Inc. (the “Company”) on December 10, 2008, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Certificate of Incorporation to increase the number of shares of common stock, par value $0.001 per share (“Common Stock”) authorized for issuance by the Company from 90,000,000 to 250,000,000 shares. The Amendment became effective on December 10, 2008 upon filing with the Secretary of State of the State of Delaware. As a result of the effectiveness of the increase, each share of the Company’s Series 2008 Convertible Preferred Stock then outstanding automatically converted into 10 shares of Common Stock and each of the Company’s Series B Warrants then outstanding became exercisable for 10 shares of Common Stock at an exercise price of $1.00 per share.

The information disclosed in Item 8.01 and the full text of the Amendment, which is attached as Exhibit 3.1 to this Report, are incorporated herein by reference.

Item 8.01.	Other Events.

At the Special Meeting, the following five proposal was considered:

To increase the number of shares of Common Stock authorized for issuance by the Company from 90,000,000 to 250,000,000 shares:

Number of Shares	Number of Shares Voted
Voted For	Against	Abstentions	Broker Non-Votes
34,851,755	916,084	211,236	0

Item 9.01(d)	Financial Statements and Exhibits.
3.1 Certificate of Amendment to Amended and Restated Certificate of Incorporation of Registrant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.
December 12, 2008	/s/ Edward F. Smith
Edward F. Smith
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Registrant.